UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Fifth Amendment to $600.0 Million Senior Credit Facility

On July 21, 2022, Summit Hotel OP, LP (the “Operating Partnership”), as Borrower, Summit Hotel Properties, Inc. (the “Company”), as Parent Guarantor, and each party executing the credit facility documentation as a subsidiary guarantor, entered into the Fifth Amendment to Credit Agreement (the “Fifth Amendment”) of the Operating Partnership’s $600 Million senior credit facility (the “Credit Facility”) with Bank of America, N.A., as administrative agent, and a syndicate of lenders including Bank of America, N.A., Wells Fargo Bank, N.A., Regions Bank, U.S. Bank National Association, KeyBank National Association, Royal Bank of Canada, PNC Bank, National Association, Capital One, National Association, Raymond James Bank, BMO Harris Bank N.A, and Truist Bank.

The following summary of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment to Credit Agreement, dated July 21, 2022, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The following is a summary of the material amendments to the Credit Agreement:

The $600 million senior credit facility is comprised of a $400 million revolving credit facility and a $200 million term loan facility. As part of the Fifth Amendment, the revolving credit facility and term loan facility each now have two additional six-month extension options available, subject to certain conditions, that result in a fully extended maturity date of March 31, 2025, for the $400 million revolving credit facility and April 1, 2025, for the $200 million term loan facility. The initial maturity dates for the revolving credit facility and term loan facility remain March 31, 2023, and April 1, 2024, respectively.

The requirement that Borrower grant first lien mortgages and assignments of leases on the unencumbered assets upon any advance that would cause the total amount outstanding under the revolving credit facility to exceed $350,000,000 was eliminated in its entirety. On the Fifth Amendment effective date, the Borrower had $400 million available to borrow on its revolving credit facility.

Certain financial and other covenants under the Credit Facility were eliminated, waived, or adjusted for the periods described below:

•	Minimum Liquidity Covenant: Eliminated on the Fifth Amendment effective date and of no further force or effect

•	Minimum Consolidated Fixed Charge Coverage Ratio: Borrower must maintain a ratio equal to or greater than 1.25:1.00 through December 31, 2022, and a ratio equal to or greater than 1.50:1.00 thereafter.

•	Maximum Leverage Ratio: Borrower must maintain a ratio less than or equal to 8.75:1.00 beginning in the quarter ended June 30, 2022, which adjusts lower through March 31, 2024, and must be maintained at less than or equal to 7.25:1.00 thereafter.

•	Maximum Secured Leverage Ratio: Waived through December 31, 2022. Must not exceed 45% of total asset value thereafter.

•	Maximum Secured Recourse Leverage Ratio: Waived through December 31, 2022. Must not exceed 10% of total asset value thereafter.

•	Maximum Unsecured Leverage Ratio: Shall not exceed 65% through and including the quarter ended December 31, 2023, and 60% for the quarter ended March 31, 2024, and thereafter.

•	Minimum Unsecured Interest Coverage Ratio: Borrower must maintain a ratio greater than or equal to 1.50:1.00 beginning in the quarter ended June 30, 2022, which adjusts higher through December 31, 2023, and must be maintained at less than or equal to 2.00:1.00 thereafter.

All equity pledges may be released upon demonstration of compliance with financial covenants for two consecutive quarters after December 31, 2022.

The Credit Facility interest rate provisions transitioned from the London Interbank Offering Rate (“LIBOR”) to the Secured Overnight Financing Rate (“SOFR”) on the Fifth Amendment effective date. The Borrower may elect from various interest period options including Adjusted Base Rate, Adjusted Term SOFR, and Adjusted Daily SOFR

The Credit Facility Swingline was terminated on the Fifth Amendment effective date, but the Borrower has retained its ability to make same-day borrowings through Base rate and Adjusted Daily SOFR advances.

Simultaneous with the effectiveness of the Fifth Amendment, Deutsche Bank AG New York Branch resigned as administrative agent under the Credit Agreement and the syndicate of lenders appointed Bank of America, N.A. to function as the successor administrative agent.

Eighth Amendment to $225.0 Million 2018 Term Loan

On July 21, 2022, the Operating Partnership, as borrower, the Company, as parent guarantor, and each party executing the credit facility documentation as a subsidiary guarantor, entered into the Eighth Amendment to the First Amended and Restated Credit Agreement (the “Eighth Amendment”) of the Operating Partnership’s $225 Million 2018 term loan (the “2018 Term Loan”) with KeyBank National Association, as administrative agent, and a syndicate of lenders including KeyBank National Association, Regions Bank, Raymond James Bank, N.A., Branch Banking and Trust Company, Capital One, National Association, PNC Bank, National Association, American Bank, N.A., and U.S. Bank National Association.

The amendments to the 2018 Term Loan made pursuant to the Eighth Amendment are substantially similar to the amendments described above concerning the Company’s $600 Million Senior Credit Facility. There was no modification to the maturity date of the $225.0 Million 2018 Term Loan. The summary of the Eighth Amendment is qualified in its entirety by reference to the Eighth Amendment to First Amended and Restated Credit Agreement, dated July 21, 2022, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s and Operating Partnership’s direct financial obligations is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement dated July 21, 2022 among Summit Hotel OP, LP, as borrower, Summit Hotel Properties, Inc., as parent guarantor, each party executing the credit facility documentation as a subsidiary guarantor, Bank of America, N.A., as administrative agent, and the lenders party to the Credit Agreement.

10.2	Eighth Amendment to the First Amended and Restated Credit Agreement dated July 21, 2022 among Summit Hotel OP, LP, as borrower, Summit Hotel Properties, Inc., as parent guarantor, each party executing the credit facility documentation as a subsidiary guarantor, KeyBank National Association, as administrative agent, and the lenders party to the Credit Agreement.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Executive Vice President, General Counsel,
Dated: July 27, 2022		Chief Risk Officer and Secretary